EXHIBIT 32.2
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              SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of GMX Resources Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 10, 2004                      /s/ Ken L. Kenworthy, Sr.
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                                              Name:  Ken L. Kenworthy, Sr.
                                              Title: Chief Financial Officer